CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 22, 2009 with respect to the audited consolidated financial statements of Arkanova Energy Corporation for the year ended September 30, 2009 and 2008.

We also consent to the references to us under the heading “Experts and Counsel” in such Registration Statement.

/s/ MaloneBailey, LLP
www.malone-bailey.com
Houston, Texas

April 27, 2010

10350 Richmond Ave., Suite 800 • Houston, TX 77042 • 713.343.4200
15 Maiden Lane, Suite 1003 • New York, NY 10038 • 212.406.7272
www.malonebailey.com
Registered Public Company Accounting Oversight Board • AICPA